UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 15, 2018
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [___]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [__]

LightPath Technologies, Inc.
Form 8-K

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2018, the Board of Directors (the “Board”) of LightPath Technologies, Inc. (the “Company,” “we,” “us,” or “our”) appointed Joseph Menaker to serve on the Board effective immediately. Dr. Menaker was appointed to fill a vacancy created by our Board to expand the size of our Board from seven to eight directors. Dr. Menaker will serve as a Class I director until our annual stockholders’ meeting proposed to be held in fiscal 2020, and until his successor is elected and qualified.

The Board evaluated Dr. Menaker’s independence in accordance with the independence standards for directors set forth in Rule 5605(a)(2) of the NASDAQ Listing Rules (the “NASDAQ Standards”), and affirmatively determined that Dr. Menaker does not qualify as an independent director because of compensation paid to Dr. Menaker by us in his previous role as a consultant and amounts paid to Dr. Menaker by us under the Sellers Note (as defined below). Dr. Menaker has been appointed to serve on the Finance Committee.

Dr. Menaker, age 61, previously served as a consultant to the Board beginning in March 2018 until his appointment to the Board, and prior to that was a consultant to the Company beginning in December 2016. From 1998 to 2016, he served as President of ISP Optics Corporation and as a director of its wholly owned subsidiary, ISP Optics Latvia (collectively, “ISP”) until acquired by us in December 2016. Dr. Menaker is a graduate of Latvian State University, where he received his Bachelor and Master of Science degrees in Economics. In 1985, Dr. Menaker received a Doctor of Philosophy degree in Economics from Leningrad Institute of Finance and Economics. He co-founded UAV Factory in Latvia in 2009 and continues to serve as a director. UAV Factory is a leading manufacturer of unmanned aerial vehicles. He also serves as a board member for Tsal Kaplun Foundation, a non-profit organization. Dr. Menaker’s expertise gained in various roles in financial management, international operations, manufacturing of infrared optics and their applications for over thirty years, coupled with his knowledge gained as a researcher and analyst in economics provide invaluable knowledge to our Board and qualify him for service as one of our directors.

There is no arrangement or understanding between Dr. Menaker and any other person pursuant to which Dr. Menaker was appointed as one of our directors.

Since July 1, 2017, the beginning of our last fiscal year, Dr. Menaker was party to the following transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission:

●
Consulting Agreement – Pursuant to that certain Consulting Agreement dated June 22, 2017, by and between Dr. Menaker and us, we paid the monthly sum of $7,200 during each month beginning in July 2017 until the agreement expired pursuant to its terms in December 2017, as compensation for certain consulting services provided by Dr. Menaker.

●
Board Consultant – Pursuant to that certain Consulting Agreement dated March 22, 2018, by and between Dr. Menaker and us, in August 2018, we paid Dr. Menaker the sum of $9,000 as compensation for services provided as a consultant to the Board.

●
Sellers Note - On December 21, 2016, we issued to Dr. Menaker and Mark Lifshotz a promissory note in the aggregate principal amount of $6 million (the “Sellers Note”) in connection with the acquisition of ISP. The Sellers Note had a five-year term. Pursuant to the Sellers Note, during the period commencing on December 21, 2016 (the “Issue Date”) and continuing until the fifteen-month anniversary of the Issue Date (the “Initial Period”), interest accrued on only the principal amount of the Sellers Note in excess of $2.7 million at an interest rate equal to ten percent (10%) per annum. After the Initial Period, interest would have accrued on the entire unpaid principal amount of the Sellers Note from time to time outstanding, at an interest rate equal to ten percent (10%) per annum. In December 2017, we paid Dr. Menaker approximately $75,180 in accrued but unpaid interest in connection with the Sellers Note. On January 16, 2018, we entered into a Note Satisfaction and Securities Purchase Agreement (the “Note Satisfaction Agreement”) with Dr. Menaker and Mr. Lifshotz, pursuant to which we satisfied the Sellers Note in full by (i) converting 39.5% of the outstanding principal amount of the Sellers Note into shares of our Class A common stock and (ii) paying the remaining 60.5% of the outstanding principal amount of the Sellers Note, plus all accrued but unpaid interest, in cash to Dr. Menaker and Mr. Lifshotz. In connection therewith, we paid to Dr. Menaker approximately $1.74 million in cash and issued 483,604 shares of our Class A common stock at a price per share of $2.33.

Dr. Menaker will be compensated for his service on our Board as generally described for all directors in our Proxy Statement for our fiscal 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 1, 2018.

A press release announcing Dr. Menaker’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also, on November 15, 2018, we held our Annual Meeting of Stockholders (the “Meeting”), at which our stockholders approved and adopted the Company’s 2018 Omnibus Incentive Plan (the “Plan”) as discussed further under Item 5.07 of this Current Report on Form 8-K. Our Board previously approved the Plan on August 30, 2018.

The Plan is described in more detail in our Definitive Proxy Statement for the Meeting, which was filed with the Securities and Exchange Commission on October 1, 2018 (the “Proxy Statement”) under the heading “Proposal 2 – Approval of the 2018 Omnibus Incentive Plan.” The descriptions and summaries contained in the Proxy Statement are incorporated herein by reference, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A total of 25,773,605 shares of Class A common stock were issued and outstanding as of the record date of the Meeting, September 17, 2018, and a total of 23,408,338 shares of Class A common stock were present or represented by proxy and voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting, as described in greater detail in the Proxy Statement:

Proposal 1 – To elect Class II directors to the Company’s Board of Directors. Our stockholders duly elected Mr. Khan, Dr. Brueck, and Mr. Faris by at least a plurality of the votes cast, to serve until his successor is elected and qualified or until his earlier resignation or removal. The results of the voting were as follows:

	For	Withheld	Broker Non-Votes
Sohail Khan	10,023,944	1,204,594	12,179,800
Dr. Steven Brueck	10,200,083	1,028,455	12,179,800
M. Scott Faris	10,508,986	719,552	12,179,800

Proposal 2 – To approve the 2018 Omnibus Incentive Plan. Our stockholders approved the Plan. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
10,333,627	417,384	423,527	12,179,800
Proposal 3 – To hold a stockholder advisory vote on the compensation of our named executive officers disclosed in the Proxy Statement under the section titled “Executive Compensation,” including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K. Our stockholders approved, on a non-binding, advisory basis, the executive compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
10,266,368	501,408	460,762	12,179,800

Proposal 4 – To ratify the selection of Moore Stephens Lovelace, P.A. as the Company’s independent registered public accounting firm. Our stockholders ratified the selection of Moore Stephens Lovelace, P.A. as our independent registered public accounting firm. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
23,225,994	105,840	76,504	0

ITEM 7.01 REGULATION FD DISCLOSURE.

We gave a presentation at the Meeting. A copy of the presentation is on our website at www.lightpath.com/investor.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	2018 Omnibus Incentive Plan
99.1	Press Release dated November 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: November 19, 2018	By:	/s/ Donald O. Retreage, Jr.
Donald O. Retreage, Jr.
Chief Financial Officer